                                                                   Exhibit 23.01


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-41314 of II-VI Incorporated of our report dated August 6, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of II-VI Incorporated for the year ended June 30, 1999, and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP


Pittsburgh, PA
August 3, 2000